As filed with the Securities and Exchange Commission on March 10, 2000.
                                             Registration  No.  333
                                                                    ------------
================================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                         CONCURRENT COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                  04-2735766
  (State or other jurisdiction         (I.R.S.  Employer Identification Number)
of incorporation or organization)

                            4375 River Green Parkway
                             Duluth, Georgia 30096
   (Address, including zip code, of registrant's principal executive offices)
                                _______________

              Vivid Technology, Inc. 1998 Equity Compensation Plan
                              (Full title of plan)

                                Steven R. Norton
              Executive Vice President and Chief Financial Officer
                        Concurrent Computer Corporation
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              John D. Capers, Jr.
                                King & Spalding
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                           Telephone: (404) 572-4600
                           Facsimile: (404) 572-5100

                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                            Proposed Maximum       Proposed Maximum       Amount of
Title of Shares to be     Amount to be     Aggregate Price Per    Aggregate Offering   Registration
Registered                 Registered           Unit (1)              Price (1)             Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par    378,983 shares  $              16.625  $          6,300,593  $       1,664

(1)   Estimated  solely  for the purpose of computing the amount of the registration fee pursuant to
Rule  457(h)  on  the  basis  of  the average high and low sales prices per share of common stock of
Concurrent  Computer  Corporation  as  reported  on  the  Nasdaq  National  Market on March 8, 2000.

================================================================================

Part  I.Information  Required  in  the  Section  10(A)  Prospectus

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part  II.  Information  Required  in  the  Registration  Statement

Item  3.          Incorporation  of  Certain  Documents  by  Reference

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

1. The Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1999;

2. The Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999

3.     The  Registrant's current report on Form 8-K filed on September 19, 1999;

4.     The  Registrant's  current  report on Form 8-K filed on January 11, 2000;
       and

5. The description of the Registrant's common stock, par value $.01, contained in the registration statement on Form 8-A dated January 23, 1986 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item  4.     Description  of  Securities

Not  applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel

Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 11 of the Registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (i) any breach of the duty of loyalty to the Registrant and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided under Section 174 of the Delaware General Corporation Law (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchase or redemptions), or (iv) any transaction from which a director personally derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article 11 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Concurrent shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of Article 11 shall not increase the personal liability of any director of Concurrent for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of Concurrent existing prior to the time of such repeal or modification.

     The Registrant maintains director and officer liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The policies contain various reporting requirements and exclusions.

     The Registrant has entered into indemnity agreements with certain directors and executive officers (each, an "Indemnitee" and collectively, the "Indemnitees"). The indemnity agreements provide a contractual right to indemnification to the Indemnitees for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of the Registrant or any of its subsidiaries.

Item  7.          Exemption  from  Registration  Claimed

Not  Applicable.

Item  8.     Exhibits

     The  following  exhibits  are filed as part of this registration statement:

Exhibit
Number         Description  of  Exhibits

4.1(1)   -     Restated  Certificate  of  Incorporation  of  the  Registrant.
4.2(2)   -     Amended  and  Restated  By-laws  of  the  Registrant
5.1      -     Opinion  of  King  &  Spalding
23.1     -     Consent  of  King  &  Spalding  (included  in  Exhibit  5.1)
23.2     -     Consent  of  Bergey  Yoder  Sweeny  Witter  &  Roland  PC
23.3     -     Consent  of  KPMG  LLP
24.1     -     Powers  of  attorney  (included  on  signature  page  hereto)
-______________________________
(1) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-2 (No. 33-62440)

(2) Incorporated herein by reference to the Exhibits to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996.

Item  9.     Undertakings

The  undersigned  Registrant  hereby  undertakes:

(a)  (1)     To  file,  during  any  period in  which  offers or sales are being made,  a  post-effective  amendment  to  this  registration  statement.

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Duluth, State of Georgia on March 10, 2000.

CONCURRENT  COMPUTER  CORPORATION


By:      /s/  Steve  G.  Nussrallah
--------------------------------------------
              Steve  G.  Nussrallah
              Chief  Executive  Officer,  President


                             POWER  OF  ATTORNEY


     We, the undersigned directors and officers of Concurrent Computer Corporation do hereby constitute and appoint Steve G. Nussrallah and Steven R. Norton, and each or any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 9th day of March, 2000.



                 Signature                                  Title
                 ---------                                  ------



                                           Chairman  of the Board and Director
--------------------------------------------
               E. Courtney Siegel



   /s/  Steve  G.  Nussrallah   Chief Executive Officer,President and Director
--------------------------------------------
        Steve  G.  Nussrallah

      /s/  Steven  R.  Norton                   Executive  Vice  President  and
------------------------------------------------      Chief  Financial  Officer
           Steven  R.  Norton




----------------------------------------------------------------------Director
                       Michael  A.  Brunner




                  /s/  Morton  E.  Handel
----------------------------------------------------------------------Director
                       Morton  E.  Handel




                  /s/  C.  Shelton  James
----------------------------------------------------------------------Director
                       C.  Shelton  James




                  /s/  Richard  P.  Rifenburgh
----------------------------------------------------------------------Director
                       Richard  P.  Rifenburgh




                  /s/  Bruce  N.  Hawthorne
----------------------------------------------------------------------Director
                        Bruce  N.  Hawthorne

                                INDEX TO EXHIBITS

     The  following  exhibits  are filed as part of this registration statement:

Exhibit
Number         Description  of  Exhibits

4.1(1)   -     Restated  Certificate  of  Incorporation  of  the  Registrant.
4.2(2)   -     Amended  and  Restated  By-laws  of  the  Registrant
5.1      -     Opinion  of  King  &  Spalding
23.1     -     Consent  of  King  &  Spalding  (included  in  Exhibit  5.1)
23.2     -     Consent  of  Bergey  Yoder  Sweeny  Witter  &  Roland  PC
23.3     -     Consent  of  KPMG  LLP
24.1     -     Powers  of  attorney  (included  on  signature  page)
-______________________________
(1) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-2 (No. 33-62440)

(2) Incorporated herein by reference to the Exhibits to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996.